Exhibit 10.19

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED

AMENDMENT 2 TO EXCLUSIVE SUB-LICENSE AGREEMENT FOR KD-026 AND KD-027

This AMENDMENT 2 to the Exclusive Sub-License Agreement for KD-026 and KD-027 (the “Amendment”), by and among Kadmon Corporation, LLC (f/k/a Kadmon Pharmaceuticals, LLC), a Delaware limited liability company with its principal office at 450 East 29th Street, New York, NY 10016 (“Kadmon” or “Sublicensor”), Redux Therapeutics, LLC, a Massachusetts limited liability company having its principal office at 902 Turkey Run Road, McLean, VA 22101 (“Redux”), Response Pharmaceuticals, Inc., a Delaware corporation having its principal office at 902 Turkey Run Road, McLean, VA 22101 (“Response”), and Response IP Holding Company, LLC, a Delaware limited liability company having its principal office at 902 Turkey Run Road, McLean, VA 22101 (“IP Holdings”) is made and effective as of June 27, 2022 (the “Effective Date”). Kadmon, Redux, Response, and IP Holdings each is referred to herein as a “Party” and are referred to together as the “Parties.” All defined terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

BACKGROUND

WHEREAS, Kadmon and Redux previously entered into that certain Exclusive Sub-License Agreement for KD-026 and KD-027, dated February 13, 2019, as amended by that certain Amendment 1 to Exclusive Sub-License Agreement for KD-026 and KD-027, dated November 30, 2021 (collectively, the “Agreement”);

WHEREAS, in 2021, Redux established Response as a wholly-owned subsidiary and special purpose entity for the purpose of developing KD-026;

WHEREAS, Redux granted Response’s wholly-owned subsidiary, IP Holdings, a worldwide, exclusive sublicense to develop, manufacture, and commercialize KD-026 pursuant to that certain Sublicense Agreement for KD-026, dated February 4, 2022, by and between Redux and IP Holdings (the “Response Sublicense,” a copy of which is attached hereto as Exhibit A);

WHEREAS, Response subsequently closed an investment to pursue Clinical Studies for KD-026, and, consequently, is no longer a wholly-owned subsidiary of Redux (such activities, together with the formation of Response and entry into the Response Sublicense, the “Commercial Reorganization”);

WHEREAS, the Parties now wish to amend the Agreement to provide for revisions to the due diligence milestones set forth in the Agreement; and

WHEREAS, in connection with the Commercial Reorganization, the Parties now wish to agree to conform the Response Sublicense to ensure consistency with the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained herein, the Parties therefore agree as follows:

1.	The Parties hereby agree to amend (a) the First Extended Diligence Period so that it expires [***]; and (b) solely in the event that Redux timely exercises its option to extend the Diligence Period and pays Kadmon a non-refundable, one-time, lump sum payment of [***] Dollars ($[***]) in accordance with Section 6.2(c) of the Agreement, the Second Due Diligence Period such that it expires [***].

2.	Section 2.2 of the Agreement is hereby amended and restated, in its entirety, as follows:

2.2 Sublicenses. Subject to the provisions of Section 4 of Amendment 2 to the Exclusive Sub-License Agreement for KD-026 and KD-027, dated June 27 2022, Redux has the right to grant written sublicenses (in whole or in part and through one or more tiers of sublicenses) under the License. Any permitted sublicense granted pursuant to this Section 2.2 shall be consistent in all respects with this Agreement and the Collaboration Documents, and shall include a provision binding sublicensees to all terms hereof and of the NTLS License which are, in each case, intended for the protection or benefit of Kadmon and the Collaboration Parties and their respective Affiliates, and the Company Securityholders (as defined in the Merger Agreement). Redux agrees to deliver to Kadmon, the Collaboration Parties and their respective Affiliates (under an obligation of confidentiality) a true and correct copy of each sublicense granted by Redux (or any sublicensee) and any modification or termination thereof promptly following execution thereof

3.	Redux shall provide Kadmon with written notice in the event of a change of the beneficial ownership of 50% or more of the outstanding shares of securities of Redux or any entity that is performing under the Agreement or has assumed or has been delegated any of Redux’s rights and/or obligations under the Agreement.

4.	Neither Redux nor any of its Affiliates or permitted sublicensees (the “Redux Parties”) shall, directly or indirectly, enter into any agreement with a Third Party to grant or assign to such Third Party the right to commercialize any Licensed Product in any country or territory (a “Proposed Transaction”) without first giving Kadmon express written notice thereof, and Redux, on behalf of the Redux Parties, hereby grants Kadmon the first right to negotiate with the applicable Redux Party to enter into an agreement for the license or assignment of the exclusive right to commercialize such Licensed Product in accordance with the Proposed Transaction, as follows. Such Redux Party shall provide to Kadmon, subject to reasonable confidentiality and use restrictions, reasonable access to data and information regarding such Licensed Product and Proposed Transaction reasonably necessary for an informed and knowledgeable party to decide if they want to exercise a right of first negotiation, together with such written notice. If, within [***] after receipt of such written notice and access to such data and information from such Redux Party, Kadmon gives written notice to such Redux Party of its exercise of such right of first negotiation, then the parties shall negotiate in good faith, for a period not to exceed [***] from Kadmon’s delivery of such notice (the “Negotiation Period”), and attempt to reach mutual agreement regarding terms and conditions of a mutually acceptable exclusive license or assignment agreement for such Licensed Product. If Kadmon fails to give such Redux Party written notice of its exercise of such right of first negotiation within such [***] period or Kadmon gives such Redux Party written notice of its exercise of such right of first negotiation within such [***] period, but the parties fail, despite using diligent, good faith efforts, to reach mutual agreement and enter into such a written agreement prior to the expiration of such Negotiation Period, then Kadmon’s first right of negotiation shall terminate and be of no further force or effect solely with respect to the country or territory that was the subject of the Proposed Transaction, and the Redux Parties shall have the right to grant one or more Third Parties rights to commercialize such Licensed Product with respect to the country or territory that was the subject of such Proposed Transaction.

5.	Each of Response and IP Holdings hereby acknowledges that the Response Sublicense is intended to be, and shall be treated as, a passthrough sublicense, and that each of Response and IP Holdings shall be deemed to have, jointly and severally, assumed all rights and obligations of Redux, and shall step into Redux’s shoes, with respect to KD-026, including, without limitation, that sales by Response, IP Holdings, and their respective Affiliates and successors and assigns (the “Response Parties”) of any Licensed Product containing KD-026 shall be included in the calculation of Net Sales, proceeds received by the Response Parties from any sublicensee shall be included in the calculation of Sublicense Revenue, and Response shall owe payments to Kadmon in accordance with Article 4 of the Agreement. In furtherance of the foregoing, the Parties agree that (a) substantially simultaneous with the execution of this Amendment, the parties hereto shall enter into an Amendment to the Response Sublicense in the form attached hereto as Exhibit B, and (b) within [***] of the Effective Date and in accordance with Section 14.17 of the Agreement, IP Holdings shall grant Response a sublicense to develop, manufacture, and commercialize Licensed Products containing KD-026, which such sublicense shall be consistent with the provisions of this Section 5 and a copy of which shall be promptly provided to Kadmon for review (and, for the avoidance of doubt, which such sublicense shall not be deemed to trigger the provisions of Section 4 above).

6.	In the event that Redux consummates a commercial reorganization with respect to KD-027 that is similar to the Commercial Reorganization, Redux shall ensure that such Commercial Reorganization includes clarifications and provisions consistent with those set forth in Exhibit B.

7.	As of the Effective Date, any notice, request, demand, waiver, consent, approval or other communication delivered to Kadmon in accordance with Section 14.2 of the Agreement shall be addressed to Kadmon at the following address:

Sanofi

55 Corporate Drive

Bridgewater, New Jersey 08807

Attention: General Counsel, North America

Email Address: [***]

With a copy to:

Sanofi — Global Alliance Management

54-56 rue de la Boetie

75008 Paris

France

Attention: [***]

Email: [***]

8.	Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

9.	The parties hereto may execute this Amendment in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. The amendment may be delivered electronically, and the parties hereby agree that any electronic signatures hereto are legal, valid, and enforceable as originals.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective duly authorized officers.

KADMON CORPORATION, LLC

By:	/s/ Gustavo Pesquin
	Name:	Gustavo Pesquin
	Title :	Head, US General Medicines

REDUX THERAPEUTICS, LLC

By:	/s/ Eric Keller
	Name:	Eric Keller
	Title :	CEO

RESPONSE PHARMACEUTICALS, INC.

By:	/s/ Eric Keller
	Name:	Eric Keller
	Title :	CEO

RESPONSE IP HOLDING COMPANY, LLC

By:	/s/ Eric Keller
	Name:	Eric Keller
	Title :	CEO

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